Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-269693 on Form S-1 on Form S-3 of our report dated March 19, 2026 relating to the financial statements of U.S. GoldMining Inc. appearing in the Annual Report on Form 10-K of U.S. GoldMining Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants
Vancouver, Canada
April 16, 2026